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                        CONSENT OF INDEPENDENT AUDITORS


The Trustees and Shareholders
ARK Funds

We consent to the use of our report dated May 28, 1999, incorporated herein by reference and to the references to our Firm under the headings "Independent Auditors" in the statement of additional information and "Financial Highlights" and "Independent Auditors" in the Institutional Class and Retail Class A prospectus.

                                                           /s/ KPMG LLP

Boston, Massachusetts
May 19, 2000